EXHIBIT 99.2
EXHIBIT C
PROJECTED FINANCIAL INFORMATION
     The Debtors have prepared projected operating and financial results on a consolidated basis for the period from May 1, 2006 to September 30, 2010 (the “Projections”). The Debtors have also prepared a pro-forma balance sheet of Integrated Electrical Services, Inc. (“IES”) based upon an assumed effective date of May 1, 2006.
     The financial projection information discussed herein includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. See “Disclosure Regarding Forward-Looking Statements” on pp. iii-v and Section X — “Certain Factors to be Considered” of the Disclosure Statement.
     The Projections were not prepared to comply with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants and the Rules and Regulations of the Securities and Exchange Commission. The Debtors’ independent accountants have neither examined nor compiled the Projections and accordingly do not express an opinion or any other form of assurance with respect to the Projections, assume no responsibility for the Projections and disclaim any association with the Projections. Except for purposes of this Disclosure Statement, the Debtors do not publish projections of their anticipated financial position or results of operations.
     The Debtors believe that the Projections are based upon estimates and assumptions that are reasonable. The estimates and assumptions may not be realized, however, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Debtors’ control. No representations can be or are made as to whether the actual results will be within the range set forth in the Projections. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results of operations achieved during the projection period will vary from projected results. These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of the Reorganized Debtors to achieve the Projections. Some assumptions inevitably will not materialize, and events and circumstances occurring subsequent to the date on which the Projections were prepared may be different from those assumed, or may be unanticipated, and therefore may affect financial results in a material and possibly adverse manner. The Projections, therefore, may not be relied upon as a guarantee or other assurance of the actual results that will occur. In deciding whether to vote to accept or reject the Plan, Holders of Claims and Equity Interests must make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections. See Section X — “Certain Factors to be Considered.”
     The Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in the historical consolidated financial statements, including the notes and schedules thereto, incorporated herein by reference to IES’s Annual Report on Form 10-K for the year ended September 30, 2005, a copy of which is attached to the Disclosure Statement as Exhibit D.
     The Projections have been prepared on the assumption that the Effective Date of the Plan will be May 1, 2006. Although the Debtors presently intend to seek to cause the Effective Date to occur as soon as practicable, there can be no assurance as to when the Effective Date will actually occur. The balance sheet adjustments in the column captioned “Non-Cash Reorganization

Adjustments” reflect the assumed affect of Confirmation and the consummation of the transactions contemplated by the Plan, including the settlement of various liabilities and the incurrence of new indebtedness.
Principal Assumptions for the Projections
I.	General
A.	Methodology. The Projections are based upon the Debtors’ detailed operating budget for the period ending September 30, 2006, which was developed on a consolidating basis, beginning at the subsidiary level. The projections for the fiscal years 2007 through 2010 were prepared on the same basis, but developed through trending analysis using key top-down assumptions and current construction industry outlook.

B.	Plan Consummation. The operating assumptions assume the Plan will be confirmed and consummated by May 1, 2006.

C.	Macroeconomic and Industry Environment. The Projections reflect the current outlook on commercial, industrial, and residential construction and take into account the estimated future raw material and commodity prices across the projection period.
II.	Projected Statements of Operations
A.	Net Sales. Consolidated revenues, estimated to be $961 million in fiscal 2006, are projected to increase by approximately 6.0% in fiscal 2007, and then to continue to grow, peaking in fiscal 2010 at $1,129 million.

B.	Gross Margin. Gross margin is projected to be 14.3% in fiscal 2006, increasing to 16.2% in fiscal 2010.

C.	Sales, General and Administrative Expenses (“SG&A”). SG&A includes employee salaries and benefits. SG&A expenses as a percentage of revenues is projected to decline from 13.2% for fiscal 2006 to 12.6% for fiscal years 2007 through 2010.

D.	Interest Expense. Interest expense assumptions are based upon the terms found in the DIP Facility, Revolving Exit Facility Commitment and Term Exit Facility Commitment. With respect to the Term Exit Facility, it is assumed that the Debtors opt to capitalize interest as additional principal (in lieu of cash interest) for the first 36 months the facility is outstanding.

E.	Income Tax Provision. The Reorganized Debtors expect to offset a portion of future taxable income with operating loss carryforwards that the Company will hold as they emerge from Chapter 11. However, for purposes of the Projections, the effective annual tax rate is assumed to be 40% from May 1, 2006 through the duration of the projection period.

F.	Income from Gain on Compromise of Indebtedness. For purposes of this projection, no income from gain on the exchange of the 9 3/8% Senior

Subordinated Notes into equity is included. It is anticipated that any such gain on the exchange of debt will be offset by NOLs and capitalized reorganization expenses.
III.	Projected Statements of Cash Flow
A.	Capital Expenditures. Capital expenditures are expected to be $3.3 million for the five months ended September 30, 2006 and $12 million annually for fiscal years 2007 through 2010.
IV.	Projected Balance Sheet Statement
     The estimated post-consummation balance sheet (“Reorganized Balance Sheet”) is based on an estimated pre-consummation balance sheet (“Pre-Consummation Balance Sheet”), as modified by “Reorganization” adjustments. The Pre-Consummation Balance Sheet provides estimates of assets and liabilities just prior to consummation; the Senior Subordinated Notes have been reclassified as “Liabilities Subject to Compromise” in the Pre-Consummation Balance Sheet. The Reorganization Adjustments adjust the Pre-Consummation Balance Sheet of the emerging entity to:
1.	Reflect the reorganization value of the assets; and

2.	Reflect the fair value of each liability at Confirmation.
     Estimated Post-Consummation Stockholders’ Equity value is based on the midpoint of the valuation range contained herein. See Section VIII.D. — “VALUATION OF THE REORGANIZED DEBTORS.”
     For purposes of the Projections, it is assumed that the Senior Convertible Notes will be refinanced with proceeds from the Term Exit Facility.
     The foregoing assumptions and resulting computations were made solely for purposes of preparing the Projections. The Reorganized Debtors’ will be required to determine their reorganization value as of the Effective Date. Reorganization value may change depending upon the amount of cash retained and debt carried upon emergence. The actual reorganization and any adjustments will depend upon the balance sheet as of the actual confirmation date. In all events, the determination of reorganization value and the fair value of the Reorganized Debtors’ assets and the determination of their actual liabilities, will be made as of the Effective Date, and the changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

EXHIBIT C
Balance Sheet (1)          (Unaudited)

	Estimated Pre-			Estimated Post-
	Consummation	Reorganization		Consummation	As of September 30,
($ in thousands)	April 30, 2006	Adjustments		April 30, 2006	2006E	2007E	2008E	2009E	2010E

ASSETS
Current Assets:
Unrestricted Cash & Equivalents	12,500	0	(2)	12,500	19,699	12,500	32,036	42,178	51,732
Restricted Cash	20,000	0		20,000	20,000	20,000	20,000	20,000	20,000
Accounts Receivable Net	215,632	0		215,632	202,735	236,223	226,990	235,520	242,956
Inventory, Net	19,598	0		19,598	17,173	16,833	17,328	17,900	18,382

Underbillings on Contracts	25,798	0		25,798	24,034	25,469	26,360	27,351	28,214
Prepaid and other Current Assets	26,403	0		26,403	26,403	26,403	26,403	26,403	26,403
Total Current Assets	319,931	0		319,931	310,045	337,428	349,117	369,352	387,686

Property and Equipment, Net	22,565	0		22,565	23,010	28,080	33,149	38,219	43,288
Goodwill and Other Intangibles	0	7,372	(3)	7,372	7,372	7,372	7,372	7,372	7,372

Notes Receivable	0	0		0	0	0	0	0	0
Other Assets	15,863	0	(4)	15,863	15,863	15,863	15,863	15,863	15,863

Total Assets	358,359	7,372		365,731	356,290	388,742	405,501	430,805	454,209

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
DIP Credit Facility	6,891	(6,891)		0	0	0	0	0	0
Accounts Payable — Trade	45,542	0		45,542	42,962	52,258	48,271	49,864	51,206
Accrued Liabilities	60,494	0		60,494	56,358	59,722	61,812	64,135	66,160
Overbillings on Contracts	30,957	0		30,957	28,841	30,563	31,632	32,821	33,857
Accrual for Contract Losses	0	0		0	0	0	0	0	0
Deferred Income Taxes	0	0		0	0	0	0	0	0
Total Current Liabilities	143,885	(6,891)		136,994	128,161	142,542	141,716	146,820	151,223

Non-Current Liabilities:
Senior Convertible Notes	50,981	(50,981	) (5)	0	0	0	0	0	0
Term Exit Facility	0	53,000		53,000	55,399	61,599	68,493	72,860	72,860
Deferred Income Taxes	0	0		0	0	0	0	0	0
Revolving Exit Facility	0	4,872		4,872	0	2,080	0	0	0
Other Long-Term Liabilities, Including Deferred Tax Liabilities	15,737	0		15,737	15,737	15,737	15,737	15,737	15,737
Total Non-Current Liabilities	66,718	6,891		73,609	71,136	79,416	84,230	88,597	88,597

Liabilities Subject to Compromise:
Senior Subordinated Notes Due 2009	181,574	(181,574	) (6)	0	0	0	0	0	0

Total Liabilities	392,177	(181,574)		210,602	199,297	221,959	225,946	235,416	239,819

Total Stockholders Equity	(33,818)	188,946	(7)	155,128	156,993	166,784	179,555	195,389	214,390

Total Liabilities & Stockholders Equity	358,359	7,372		365,731	356,290	388,742	405,501	430,805	454,209

(1)	The pro forma balance sheet adjustments contained herein for the periods April 30, 2006 and after account for (i) the reorganization and related transactions pursuant to the Plan. Adjustments are based on a total equity value of approximately $155 million consistent with the mid-point of Gordian’s valuation.

(2)	Cash and equivalents as of April 30, 2006 is net of all fees and expenses payable upon emergence, including Exit Financing fees.

(3)	Reflects an estimated fair value adjustment as a result of the decrease in stockholders’ equity.

(4)	Includes capitalization of DIP and Exit Financing fees.

(5)	Reflects satisfaction of Senior Convertible Noteholder claims through paydown with proceeds from Term Exit Facility.

(6)	Liabilities subject to compromise, specifically the Senior Subordinated Notes, are settled and eliminated at emergence in accordance with the Plan.

(7)	Reflects adjustment to stockholders’ equity based on the estimated equity value of Reorganized IES ($155 million).

EXHIBIT C
Income Statement           (Unaudited)

	Estimated Pre-		Estimated Post-
	Consummation 7		Consummation 7	5 Months Ended
	Months Ended April	Reorganization	Months Ended April	September	Fiscal Year Ending September 30,
($ in thousands)	30, 2006	Adjustments	30, 2006	30, 2006	2007E	2008E	2009E	2010E

Revenue
Total Commercial Revenue	$377,461	$0.0	$377,461	$223,502	$669,161	$697,823	$716,052	$727,914
Residential Revenue	200,079	0.0	200,079	160,322	349,589	356,581	377,976	400,654

Total Revenue	$577,540	0.0	577,540	$383,825	$1,018,751	$1,054,404	$1,094,028	$1,128,568

Cost of Goods Sold
Commercial	$335,232	0.0	$335,232	$195,670	$584,297	$605,899	$618,185	$624,811
Residential	163,131	0.0	163,131	130,268	281,419	285,265	302,381	320,524

Total COGS	498,363	0.0	498,363	325,938	865,716	891,164	920,566	945,335

Gross Profit
Commercial	42,229	0.0	42,229	27,832	84,865	91,924	97,867	103,103
% Margin	11.2%		11.2%	12.5%	12.7%	13.2%	13.7%	14.2%

Residential	36,948	0.0	36,948	30,055	68,170	71,316	75,595	80,131
% Margin	18.5%		18.5%	18.7%	19.5%	20.0%	20.0%	20.0%

Total Gross Profit	79,177	0.0	79,177	57,886	153,034	163,241	173,462	183,234
% Margin	13.7%		13.7%	15.1%	15.0%	15.5%	15.9%	16.2%

SG&A
Total SG&A	75,354	0.0	75,354	51,728	128,433	132,710	137,640	142,133

Total EBIT	3,823	0.0	3,823	6,158	24,602	30,531	35,822	41,101
% Margin	0.7%		0.7%	1.6%	2.4%	2.9%	3.3%	3.6%

EBITDA — Discontinued Operations	533	0.0	533	0	0	0	0	0

Total EBITDAR	8,362	0.0	8,362	9,046	31,532	37,462	42,752	48,032
% Margin	1.4%		1.4%	2.4%	3.1%	3.6%	3.9%	4.3%

Reorganization Expenses (1)	14,436	0.0	14,436	0	0	0	0	0
Interest Expense Net (2)	13,052	0.0	13,052	3,343	8,283	9,245	9,433	9,433

PreTax Income	(23,665)	0.0	(23,665)	2,814	16,318	21,286	26,389	31,668

Taxes	211	0.0	211	950	6,527	8,514	10,555	12,667

Net Income	(23,876)	0.0	(23,876)	1,865	9,791	12,772	15,833	19,001

(1)	$800 thousand of reorganization expenses were capitalized in December 2005

(2)	Excludes any non-cash, accelerated write-offs of deferred financing costs

EXHIBIT C
Cash Flow Statement      (Unaudited)

	5 Months Ended
	September	Fiscal Year Ending September 30,
($ in thousands)	30, 2006	2007E	2008E	2009E	2010E

Cash Flow From Operations
Net Income	1,865	9,791	12,772	15,833	19,001
Depreciation	2,888	6,931	6,931	6,931	6,931
Amortization	0	0	0	0	0
Non-Cash Interest Associated with Term Exit Facility	2,399	6,200	6,894	4,367	0
Non-Cash Amortization of Deferred Financing Fees	0	0	0	0	0
Non-Cash Charges related to Goodwill	0	0	0	0	0
Accounts Receivable Net	12,897	(33,487)	9,233	(8,530)	(7,436)
Inventory, Net	2,425	340	(495)	(572)	(482)
Underbillings on Contracts	1,764	(1,435)	(891)	(991)	(864)
Prepaid and other Current Assets	0	0	0	0	0
Accounts Payable — Trade	(2,580)	9,296	(3,986)	1,593	1,342
Accrued Liabilities	(4,136)	3,364	2,090	2,323	2,025
Overbillings on Contracts	(2,116)	1,722	1,070	1,189	1,036

Cash Flow From Operation	15,404	2,721	33,616	22,142	21,553

Cash Flow From Investing
Capital Expenditures	(3,333)	(12,000)	(12,000)	(12,000)	(12,000)
Cash From Asset Sale	0	0	0	0	0

Beginning Unrestricted Cash Balance	12,500	19,699	12,500	32,036	42,178
Additions to Cash	12,071	(9,279)	21,616	10,142	9,553
Revolver Draws	0	2,080	0	0	0
Revolver Repayment	(4,872)	0	(2,080)	0	0

Ending Unrestricted Cash Balance	19,699	12,500	32,036	42,178	51,732